UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AMERICAN SOFTWARE, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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AMERICAN SOFTWARE, INC.

470 East Paces Ferry Road, N.E.

Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of AMERICAN SOFTWARE, INC. (the “Company”) will be held at the offices of the Company, 470 East Paces Ferry Road, N.E., Atlanta, Georgia, on Monday, August 17, 2015 at 3:00 p.m. for the following purposes:

1.	To elect six directors of the Company, three of whom will be elected by the holders of Class A Common Shares and three of whom will be elected by the holders of Class B Common Shares.

2.	To conduct an advisory vote on the compensation of our named executive officers.

3.

To consider and vote upon a proposal to amend the Company’s 2011 Equity Compensation Plan to increase the number of Class A Common Stock that may be subject to options under the 2011 Equity Compensation Plan.

4.	To consider and vote upon a proposal to amend the Company’s 2011 Equity Compensation Plan to require shareholder approval prior to the repricing of previously granted awards.

5.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2016.

6.	To consider and transact such other business as may properly come before the meeting.

Only shareholders of record of the Company at the close of business on July 2, 2015 will be entitled to vote at the meeting.

Shareholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they plan to attend the meeting. If shareholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting, as described more fully in the enclosed Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

James R. McGuone,

Secretary

July 27, 2015

IMPORTANT

We encourage you to attend the Annual Meeting. In order that there may be a proper representation at the meeting, each shareholder is requested to return his or her proxy in the enclosed envelope, which requires no postage if mailed in the United States. Attention by shareholders to this request will reduce the Company’s expense in soliciting proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 17, 2015:

This Proxy Statement and the Annual Report on Form 10-K are available at:

https://materials.proxyvote.com/029683

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

OF AMERICAN SOFTWARE, INC.

TO BE HELD AT

AMERICAN SOFTWARE, INC.

470 EAST PACES FERRY ROAD, N.E.

ATLANTA, GEORGIA

ON AUGUST 17, 2015

This Proxy Statement is furnished to Class A shareholders by the Board of Directors of AMERICAN SOFTWARE, INC., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders on Monday, August 17, 2015 at 3:00 p.m. and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy card and Notice of Annual Meeting are first being mailed to shareholders on or about July 27, 2015.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, subject to the broker non-vote rules discussed under “RECORD DATE AND VOTING OF SECURITIES – Broker Non-votes” below, the proxy will be voted:

FOR—Election of W. Dennis Hogue, Dr. John J. Jarvis and James B. Miller, Jr. as Class A directors.

FOR—Approval of the advisory resolution regarding executive compensation.

FOR—Approval of amendment of the Company’s 2011 Equity Compensation Plan to increase the number of Class A Common Stock that may be subject to options under the 2011 Equity Compensation Plan.

FOR—Approval of amendment of the Company’s 2011 Equity Compensation Plan to require shareholder approval prior to the-repricing of previously granted awards.

FOR—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2016.

In addition, a properly executed and returned proxy card gives the authority, subject to the broker non-vote rules, to vote in accordance with the proxy holder’s best judgment on such other business as may properly come before the meeting or any adjournment or adjournments thereof. Any proxy given pursuant to this solicitation may be revoked, either in writing furnished to the Secretary of the Company prior to the meeting or personally by attendance at the meeting, by the person giving the proxy insofar as the proxy has not been exercised at the meeting and the shareholder attending the meeting informs the Secretary of the Company of his or her intent to revoke the proxy.

RECORD DATE AND VOTING OF SECURITIES

Record Date

The Board of Directors has fixed the close of business on July 2, 2015 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On July 2, 2015, the Company had outstanding and entitled to vote a total of 26,028,715 Class A Common Shares (“Class A shares”) and 2,587,086 Class B Common Shares (“Class B shares”).

Class A and Class B Shareholder Voting

Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding

Class B share is entitled to one vote per share on all matters to be brought before the meeting. The Class A directors and the Class B directors will be elected by a majority of the votes cast by the respective classes. Any other matter submitted to the meeting must be approved or ratified by a majority vote of the outstanding shares (adjusted as described above) present or represented by proxies at the meeting. A one-third quorum of 8,676,238 Class A shares and 862,362 Class B shares is required to be present or represented by proxy at the meeting in order to conduct all of the business expected to come before the meeting. Votes that are withheld, broker or other nominee non-votes on non-routine matters and votes of abstention cast by any shareholder on a particular action will be counted towards the quorum requirement, but will not be counted as a vote for or against the action.

Broker Non-votes

Broker non-votes occur when a broker or nominee holding shares for a beneficial owner does not vote on a non-routine proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to such proposal. Rule 452 of the New York Stock Exchange, which has been adopted by the Nasdaq Stock Market, provides that a broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. The uncontested election of directors (Proposal 1) is now considered non-routine; the advisory vote on executive compensation (Proposal 2) is a non-routine matter; and the vote to amend the Company’s Plan (Proposals 3 and 4) is also a non-routine matter. Please provide instructions to your broker or nominee on how to vote your shares. If you do not provide such voting instructions, your shares will not be voted for Proposals 1, 2, 3 and 4. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2016 (Proposal 5) is considered routine. Because at least one routine item is to be voted on at the meeting, shares held in the name of brokers or other nominees and voted on Proposal 5 will be counted for purposes of the quorum requirement, as noted above.

PROPOSAL 1: ELECTION OF DIRECTORS

Overview

The directors of the Company are elected annually to hold office until the election and qualification of their successors at the next Annual Meeting of Shareholders. Of the six directors to be elected, three are to be elected by the holders of the outstanding Class A shares and three are to be elected by the holders of the outstanding Class B shares. The persons named in the enclosed proxy card intend to vote Class A shares for the election of W. Dennis Hogue, Dr. John J. Jarvis and James B. Miller, Jr., the Class A director nominees. In the event any of these individuals should be unavailable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Board of Directors has no reason to believe that any director nominees will be unavailable for election as a director. If any of the nominees is unable to serve, the remaining Board members may elect a substitute to fill the resulting vacancy.

It is anticipated that Mr. Edenfield and Dr. Thomas L. Newberry, who together own all of the Class B shares, will vote their Class B shares in favor of the election of James C. Edenfield, J. Michael Edenfield, and Thomas L. Newberry, V, as Class B directors. Thus, it is expected that James C. Edenfield, J. Michael Edenfield, and Thomas L. Newberry, V will be elected as Class B directors.

Director Background and Qualifications

The Board seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s business, particularly industries and segments that the Company serves. Each of the nominees for election as a director at the Annual Meeting of Shareholders has substantial and meaningful experience in core management skills, such as strategic, financial and operational planning, financial reporting, corporate governance, risk management, and leadership development. The information set forth below as to each of our directors includes a summary of the ways in which we believe their individual qualifications, experience, attributes and skills add to the strength of our Board of Directors.

Candidates for membership on the Board are recommended by current members of the Board or management. When evaluating candidates for membership on the Board, the Board considers a number of factors, including:

•	business expertise and skills;
•	understanding of the Company’s business and industry;
•	judgment and integrity;
•	educational and professional background; and
•	commitments to other businesses and responsibilities.

The directors, their ages, their principal occupations for at least the past five years, other public company directorships held by them and the year each was first elected as a director of the Company are set forth below.

NAME OF NOMINEE	AGE	PRINCIPAL OCCUPATION; DIRECTORSHIPS	YEAR FIRST ELECTED DIRECTOR
CLASS A DIRECTORS:

W. Dennis Hogue	62	Senior Partner and Managing Director of ChampionScott Partners; Chief Executive Officer of Hogue Enterprises, Inc.; President of American Durahomes; President of The Hogue Corp., d/b/a GRN of Marietta	2001

John J. Jarvis	73	Retired; former Executive Director of The Logistics Institute—Asia Pacific	2001

James B. Miller, Jr.	75	Founder, Chairman and Chief Executive Officer of Fidelity Southern Corporation, the parent company of Fidelity Bank	2002

NAME OF NOMINEE	AGE	PRINCIPAL OCCUPATION; DIRECTORSHIPS	YEAR FIRST ELECTED DIRECTOR
CLASS B DIRECTORS:

James C. Edenfield	80	Executive Chairman and Treasurer of American Software, Inc.	1971

J. Michael Edenfield	57	President and Chief Executive Officer of American Software, Inc.; President and Chief Executive Officer of Logility, Inc.	2001

Thomas L. Newberry, V	48	Author; Founder and Chief Executive Officer of The 1% Club, Inc.	2001

Class A Directors

W. Dennis Hogue.    In November 2013, Mr. Hogue joined ChampionScott Partners, a global management consulting firm specializing in technology and technology-enabled companies, as a Senior Partner and Managing Director. Since January 2005, Mr. Hogue has served as Chief Executive Officer of Hogue Enterprises, Inc., a real estate investment company. Since November 2007, Mr. Hogue has served as President of American Durahomes, a provider of durable and affordable homes. From July 2003 to January 2005, he served as Chief Executive Officer of Datatrac Corporation, a software developer and wireless communications provider for the expedited product delivery industry. Mr. Hogue earned a Bachelor of Science degree in Psychology from Florida State University in 1974.

Mr. Hogue’s many years of executive-level experience at other companies, his education and training and his in-depth knowledge of the Company’s operations and technology gained in more than twelve years with the Company, from 1983 to 1996, as Group Vice President and in other positions, enable him to provide our Board with strong and capable leadership.

John J. Jarvis.    Dr. Jarvis is retired. From 2001 until January 1, 2004 he was Executive Director of The Logistics Institute – Asia Pacific, which is a collaboration between the National University of Singapore and the Georgia Institute of Technology. Dr. Jarvis has served as President of the Institute of Industrial Engineers (IIE), Secretary of the Institute of Management Sciences (TIMS) and President of the Operations Research Society of America (ORSA). He has served on the Councils of ORSA and TIMS and on the Boards of the Institute for Operations Research and Management Sciences and IIE. Dr. Jarvis earned a Bachelor of Science degree in Industrial Engineering in 1963 and a Masters of Science degree in Industrial Engineering in 1965, both from the University of Alabama, and a Ph.D. from Johns Hopkins University in 1968.

Dr. Jarvis has a history of demonstrated leadership in the logistics software industry, both as a software company executive and in academic and research environments. His ability to bring these diverse perspectives to the Board enhances its effectiveness and strengthens its ability to adapt to changing industry conditions.

James B. Miller, Jr.    Mr. Miller is currently the Chairman of the Board and Chief Executive Officer of Fidelity Southern Corporation, the parent corporation of Fidelity Bank, positions he has held since 1979. He has been Chairman of Fidelity Bank since 1998. He is a director of Interface, Inc., a publicly held textile manufacturing company. Mr. Miller is chairman of privately held family real estate businesses. Mr. Miller holds a Bachelor of Arts Degree from Florida State University and an L.L.B. from Vanderbilt University Law School.

Mr. Miller’s long leadership experience at Fidelity Southern Corporation and its subsidiary Fidelity Bank, as well as his board experience with other companies in a variety of industries, brings to the Board the business and financial acumen of an experienced senior executive. We believe his financial expertise and legal background; his role as Chairman of the Board of Fidelity Southern Corporation, a publicly held company; and his prior service on the Interface, Inc. audit committee and current service on the Interface, Inc. governance committee qualify him well to serve on our Board, and in particular to serve as chair of our Audit Committee. The Board has determined he is an “audit committee financial expert.”

Class B Directors

James C. Edenfield.    Mr. Edenfield is a co-founder of the Company has served as our Executive Chairman since September 2013. Mr. Edenfield served as Chief Executive Officer from November 1989 through May 2013 and as Co-Chief Executive Officer prior to that time. Prior to founding the Company, Mr. Edenfield held several executive positions with and was a director of Management Science America, Inc., an Atlanta-based applications software development and sales company. He holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology. Mr. Edenfield is the father of J. Michael Edenfield.

As a co-founder and Executive Chairman of the Company, and as our President and Chief Executive Officer for 40 years, Mr. Edenfield provides essential insight and guidance to our Board of Directors from an insider perspective regarding the day-to-day operations of the Company.

J. Michael Edenfield.    Mr. Edenfield is our President and Chief Executive Officer, positions he has held since May 2013. Mr. Edenfield has served as President and Chief Executive Officer of Logility, Inc., a wholly-owned subsidiary of the Company, since January 1997. Mr. Edenfield has served as Executive Vice President of the Company from June 1994 to May 2013, and since August 2009 he also has served as Chief Operating Officer of the Company. From May 1987 to June 1994, Mr. Edenfield served in various positions with American Software USA, Inc., a wholly-owned subsidiary of the Company. Mr. Edenfield holds a Bachelor of Industrial Management degree from the Georgia Institute of Technology.

Mr. Edenfield has served as our President and Chief Executive Officer since May 2013, our Executive Vice President since 1994, and as President of our subsidiary Logility, Inc. since 1997, including twelve years as chief executive of Logility while it was a separately reporting public company. His executive management experience with the Company and Logility combined with his perspective as a former public company chief executive adds important leadership and operational experience to our Board of Directors.

Thomas L. Newberry, V.    Mr. Newberry founded The 1% Club, Inc. in October 1992 and has acted as its Chief Executive Officer since that time. The 1% Club sponsors programs designed to assist entrepreneurs and their families in accomplishing their goals. He is also the author of motivational books and audio programs dedicated to improving performance in business operations and salesmanship. Mr. Newberry earned a Bachelor of Science degree from Georgia State University in 1989.

Mr. Newberry’s experience as an entrepreneur and a business executive, combined with his leadership in the field of executive performance and motivation, allow him to provide unique and important insights to the Board of Directors, particularly as the Board addresses motivational and management issues.

THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A

SHAREHOLDERS VOTE “FOR” MESSRS. HOGUE, JARVIS AND MILLER.

CORPORATE GOVERNANCE

Board Meetings

The Board of Directors held four meetings during fiscal 2015. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served and was eligible to attend during this period.

Director Attendance at Annual Meetings

Although the Company does not have a policy with regard to Board members’ attendance at the Company’s Annual Meetings of Shareholders, all of the directors are encouraged to attend such meetings. All of the Company’s directors, with the exception of J. Michael Edenfield and James B. Miller, Jr., were in attendance at the 2014 Annual Meeting.

Director Independence

Each of Mr. James C. Edenfield and Dr. Thomas L. Newberry have stated in their respective Schedule 13Gs, as filed with the Securities and Exchange Commission (sometimes referred to herein as the “SEC”), that they, acting as a group, share voting power with respect to all shares beneficially held by them because they have established a practice of consulting with each other regarding the voting of such shares. As a result, the Company qualifies as a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules. Please see “Security Ownership of Management and Certain Beneficial Owners,” below. Therefore, the Company is not subject to the provisions of Rule 4350(c) of the Nasdaq Marketplace Rules that otherwise would require the Company to have (i) a majority of independent directors on the Board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of the Company’s executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Director Nominations

In light of the voting power of Mr. Edenfield and Dr. Thomas L. Newberry, and in view of the fact that Board vacancies have occurred infrequently, the Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the Annual Meeting of shareholders. Each member of the Board participates in this process. It is the view of the Board that this function has been performed effectively by the Board, and that it is appropriate for the Company not to have a separate nominating committee or charter for this purpose. The Board has further determined that it would not be productive to have a fixed policy with respect to consideration of candidates recommended by security holders. However, if a shareholder communication includes a recommendation of a candidate for director, the Board will consider that candidate along with any other candidates for a Board position.

Board Diversity

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, the positions of Chief Executive Officer and Chairman are separate and the Board believes this structure is in the best interest of the Company’s shareholders at this time.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, which presently consists of Messrs. Miller (Chairman), Hogue, Jarvis and Newberry. The Audit Committee held four meetings during fiscal 2015, in addition to its consultations with our independent registered public accounting firm and management in connection with review of interim financial statements. The Rules of the Nasdaq Stock Market (“Nasdaq Rules”) require audit committees to be composed of not less than three members who are “independent,” as that term is defined in the Nasdaq Rules. The Board of Directors has determined that all of the Audit Committee members meet the Nasdaq definition of “independent.”

The Company’s Audit Committee Charter, a copy of which was included with our 2013 proxy statement, outlines the composition requirements of the Audit Committee, as described above, as well as its duties and responsibilities. The primary responsibility of the Audit Committee is to provide assistance to the Company in connection with the financial reporting process. The functions of the Audit Committee include making an annual recommendation of independent public accountants to the Company, reviewing the scope and results of the independent public accountants’ audit, monitoring the adequacy of the Company’s accounting, financial and operating controls, reviewing from time to time the Company’s periodic financial statements and other financial reports with management and with the independent registered public accounting firm, pre-approving audit services and permitted non-audit services and related fees, and reviewing with management and the independent registered public accounting firm the financial statements to be included in the Company’s Annual Report. The Board of Directors has determined that James B. Miller, Jr., Chairman of the Audit Committee, is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

The Board has a Compensation Committee, consisting of John J. Jarvis and James B. Miller. During fiscal 2015, the Compensation Committee met on two occasions. The Company’s Compensation Committee Charter, a copy of which was included with our 2013 proxy statement, outlines the composition requirements of the Compensation Committee, as well as its duties and responsibilities. The Compensation Committee has authority to establish the compensation of the Chief Executive Officer and to consult with the Chief Executive Officer about the compensation of the other named executive officers. In addition, the Compensation Committee, acting as the Special Stock Option Committee, has had the authority to grant stock options to the Chief Executive Officer and the other named executive officers under the Company’s 2011 Equity Compensation Plan. See “Executive Compensation – Compensation Discussion and Analysis,” below, for a further discussion of the Compensation Committee and the functions it performs.

Two different committees of the Board administer the 2011 Equity Compensation Plan, the 2001 Plan and the Logility Plans (see “Executive Compensation – Stock Options”), depending on whether the option grant is to an executive officer or director or to other employees. The Special Stock Option Committee, which consists of John J. Jarvis and James B. Miller, as the members of the Compensation Committee, administers stock option grants to executive officers and directors. The Stock Option Committee, which consists of James C. Edenfield and J. Michael Edenfield administers grants to other employees. The functions of these committees are to grant stock options and establish the terms of those stock options, as well as to construe and interpret the plans and to adopt related rules and procedures. During fiscal 2015, the Stock Option Committee acted by written consent on two occasions in connection with the grant of stock options under the Company’s 2011 Equity Compensation Plan.

Risk Oversight

We believe that understanding and managing risk is the responsibility of each employee of the Company. However, management is ultimately accountable to our Board of Directors and shareholders for the day-to-day management of risks we face. Our Board of Directors, as a whole and through its committees, oversees planning and responding to risks arising from changing business conditions or the initiation of new activities, strategies or products. Our Board of Directors also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities, and overseeing management’s conformance with internal policies and controls addressing the operations and risks of significant activities.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees of the Company, including its Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.amsoftware.com/marketing/marketing/company-investors.jsp

Communications Between Shareholders and Directors

Shareholders may contact the Board or any of the individual directors by writing to them c/o Mr. Vincent C. Klinges, Chief Financial Officer, American Software, Inc., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305. Inquiries sent by mail may be sorted and summarized by Mr. Klinges or his designee before they are forwarded to the addressee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We believe that attracting, retaining and motivating effective executive officers is critical to the overall success of our business. To achieve these goals we have adopted executive compensation programs that we have designed to reward performance and emphasize the creation of shareholder value. For fiscal 2015, our Compensation Committee and Chief Executive Officer and Executive Chairman were responsible for establishing executive compensation policies and overseeing executive compensation practices. For fiscal 2016, our Compensation Committee and Chief Executive Officer are responsible for establishing executive compensation policies and overseeing executive compensation practices. In the following Compensation Discussion and Analysis we describe the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “named executive officers”). Our named executive officers for fiscal 2015 are: J. Michael Edenfield, our President and Chief Executive Officer, and President and Chief Executive Officer of Logility, Inc.; James C. Edenfield, our Executive Chairman and Treasurer; Vincent C. Klinges, Chief Financial Officer; and James R. McGuone, Vice President, General Counsel and Secretary. Please see the Summary Compensation Table below for detailed components of their fiscal 2015 compensation.

Included below is certain information regarding our non-director executive officers. Please see “Director Background and Qualifications” above for additional information regarding Mr. J. Michael Edenfield and Mr. James C. Edenfield.

Vincent C. Klinges.    Mr. Klinges, age 52, joined American Software in February 1998, as Vice President of Finance. In September 1999, Mr. Klinges was promoted to Chief Financial Officer. In September 1999, Mr. Klinges became the Chief Financial Officer of Logility, Inc. From July 1995 to February 1998, Mr. Klinges was employed by Indus International, Inc. (formerly known as TSW International, Inc.), as Controller. From November 1986 to July 1995, Mr. Klinges held various positions with Dun & Bradstreet, Inc., including Controller of Sales Technologies, a software division of Dun & Bradstreet Inc. Mr. Klinges holds a Bachelor of Business Administration from St. Bonaventure University.

James R. McGuone.    Mr. McGuone, age 68, was elected as our Secretary in May 1988 and was elected Vice President and General Counsel in May 2009. He joined the Company in March 2009. Before joining the Company, Mr. McGuone, who has been a practicing attorney since 1972, was a partner with the law firm of Holland & Knight, L.L.P. in its Atlanta, Georgia office. Mr. McGuone holds a B.A. degree from Pennsylvania State University and a J.D. degree from Fordham University School of Law.

Oversight of Fiscal 2015 Compensation Program

The Compensation Committee of the Board (the “Committee”) is responsible for establishing and reviewing our overall compensation philosophy. The Committee and the Chief Executive Officer together review and establish executive compensation plans. The Committee reviews and establishes all elements of compensation of the Chief Executive Officer. The Committee also reviews and consults with the Chief Executive Officer about salaries and other compensation of the other executive officers and acts as the Special Stock Option Committee with respect to stock option grants to all executive officers, including the Chief Executive Officer. The Chief Executive Officer reviews and establishes all non-equity related elements of compensation of the executive officers of the Company and its subsidiaries, other than his own compensation. With respect to the major elements of executive compensation plans, the Chief Executive Officer consults with and seeks input from the Committee. The Chief Executive Officer makes recommendations to the Committee regarding levels of option grants to specific individuals, as input to the Committee’s final decision.

Executive Compensation Philosophy

We believe that a compensation program which promotes our ability to attract, retain and motivate outstanding executives will help us meet our long-range objectives, thereby serving the interests of the Company’s shareholders. Our executive officer compensation program is designed to achieve the following objectives:

•	Provide compensation opportunities that are competitive with those of companies of a similar size.

•	Create a strong connection between executives’ compensation and our annual and long-term financial performance.

•	Include performance-based incentive compensation that offers an opportunity for above-average financial reward to executives without creating incentives for undue business risks.

•	Design incentive compensation benchmarks that closely align the interests of executive officers with those of our shareholders.

In developing compensation plans for our executive officers, we have taken note of and considered compensation paid by our competitors, but historically we have not performed systematic reviews of competitors’ compensation policies nor engaged in benchmarking of executive compensation. Consequently, information about competitors’ specific compensation policies has not been a primary consideration in forming our compensation policies and decisions. As with many other U.S. technology companies, we traditionally have emphasized the use of stock options and individualized bonus plans in compensating and motivating our executives. We have found that the value of these compensation components is difficult to measure, and therefore comparing them in an objective way to similar arrangements developed by other companies, including competitors, has been of limited value.

Elements of Compensation

General.    We have selected and have structured the components of our executive officer compensation in order to achieve our objectives of attracting, retaining and motivating such officers. We consider these components – salary, bonus plan, stock options, and personal benefits such as insurance and retirement plans – together to achieve a balanced compensation package that addresses the above objectives, and separately in order to evaluate their reasonableness. Taken as a whole, we believe that these elements of our compensation structure reward past performance and provide appropriate motivation to achieve both long- and short-term objectives that benefit shareholders.

In our approach to executive compensation we generally have emphasized bonus plans and stock options, as we believe those components have the greatest potential for directly aligning the future interests of executive officers with those of shareholders. We also believe that our practice of emphasizing stock option grants, which we have followed over a long period, has helped to motivate our executives to develop strategies that further our long-term interests. We intend for our executive bonus plans to motivate executive officers over a shorter term, based upon achieving operating results that enhance shareholder value without taking undue business risks. In reviewing salaries of executive officers, we consider the executive’s previous salary level in light of prior year performance, rate of inflation and trends in executive compensation among our competitors. In selecting insurance and retirement plans, we have taken into account the needs of our entire workforce, on the principle that these kinds of plans are most effective and most valued if they are made available across all levels of compensation within the Company.

Base Salaries.    We establish the salaries of our named executive officers at levels that we believe are, when viewed in conjunction with their potential bonus income and stock option grants, competitive and reasonable in light of their experience, prior performance and level of responsibility. For fiscal 2015, the Committee reviewed and established the salary of our Chief Executive Officer, while the Chief Executive Officer reviewed and established the salaries of our other officers, including the named executive officers, with input from the Committee.

Salaries of our named executive officers in fiscal 2015 are shown in the “Salary” column of the Summary Compensation Table, below.

Incentive Compensation.    Each of our named executive officers has a bonus plan established during the first quarter of a fiscal year, covering that fiscal year. The Committee establishes the bonus plan for our Chief Executive Officer. Our Chief Executive Officer and Executive Chairman, after consulting with the Committee, established the bonus plans for our other officers for fiscal 2015, including the other named executive officers. Our Chief Executive Officer, after consulting with the Committee, established the bonus plans for our other officers for fiscal 2016, including the other named executive officers. In each case, the bonus plan is customized for the individual executive officer. We use these bonus plans, in tandem with stock option grants, as tools to attract and retain qualified executives while at the same time aligning their interests with those of our shareholders. To accomplish this, we establish bonus plans with attainable goals, using formulas tied to important factors that positively affect return on investment.

The following summarizes the incentive compensation arrangements for the named executive officers in the fiscal years ended April 30, 2015 and 2016:

James C. Edenfield.    For fiscal 2015, Mr. Edenfield’s salary was increased to $532,500, an increase of approximately 4% over the previous year salary. For fiscal 2016, Mr. Edenfield’s salary remained at $532,500. For both fiscal years, the Committee decided to continue Mr. Edenfield’s annual bonus arrangement, which provides for a bonus equal to 5% of the increase of the fiscal year’s pre-tax earnings over the pre-tax earnings of the preceding fiscal year. For fiscal 2015, Mr. Edenfield did not receive a bonus under this formula.

J. Michael Edenfield.    For fiscal 2015, Mr. Edenfield’s annual compensation was increased to $470,000, which we believe was desirable to bring his compensation more in line with peer company CEOs. For fiscal 2015, he was eligible for a bonus equal to 5% of the increase in our operating income in fiscal 2015 over fiscal 2014. Mr. Edenfield did not receive an incentive bonus for 2015 because our fiscal 2015 operating income was not greater than our fiscal 2014 operating income. For Fiscal 2016, Mr. Edenfield’s annual compensation was increased to $490,000, an increase of $20,000 over his previous year salary. His bonus plan will remain the same for fiscal year 2016. Mr. Edenfield will not receive an incentive bonus for 2016 unless our fiscal 2016 operating income is greater than our fiscal 2015 operating income.

Vincent C. Klinges.    For fiscal 2015, Mr. Klinges was eligible to receive a bonus equal to 2.5% of the increase in our operating income in fiscal 2015 over fiscal 2014, with a maximum bonus of $190,000 and a minimum bonus of $10,000 provided that he remained with the Company on June 30, 2015. For fiscal 2015, Mr. Klinges received a bonus equal to $10,000. Mr. Klinges’ salary was increased by $12,000 to $255,000 for fiscal 2015, an increase of approximately 4.94% over the previous year salary. For fiscal 2016, Mr. Klinges is eligible to receive a bonus equal to 2.5% of the increase in our operating income in fiscal 2016 over fiscal 2015, with a maximum bonus of $300,000 and a minimum bonus of $15,000 provided that he remains with the Company on June 30, 2016. Mr. Klinges’ salary has been increased by $15,000 to $270,000 for fiscal 2016, an increase of approximately 5.6% over the previous year salary.

James R. McGuone.    For fiscal 2015, Mr. McGuone was eligible to receive a bonus equal to 1.5% of the increase in our operating income in fiscal 2015 over fiscal 2014, with a maximum bonus of $130,000 provided that he remained with the Company on June 30, 2015. For fiscal 2015, Mr. McGuone did not receive a bonus. Mr. McGuone’s salary was increased by $12,000 to $229,996 for fiscal 2015, an increase of approximately 5.22% over the previous year salary. For fiscal 2016 Mr. McGuone’s salary has been increased by $12,000 to $241,996, an increase of approximately 4.96% over the previous year salary. For fiscal 2016, Mr. McGuone is eligible to receive a bonus equal to 1.5% of the increase in our operating income in fiscal 2016 over fiscal 2015, with a maximum bonus of $190,000 provided that he remained with the Company on June 30, 2016.

Bonuses paid to our named executive officers in fiscal 2015 are shown in the “Bonuses” column of the Summary Compensation Table, below.

Stock Option Plans.    The Committee, which is responsible for grants of stock options to the named executive officers, believes that granting stock options to executive officers is an effective means to reward them for their prior performance, to serve as an incentive for promotion of Company profitability and other long-term objectives, and to maintain their overall compensation at competitive levels. Thus, option grants reflect both a retrospective and prospective approach to executive compensation. As compared to executive bonus plans, stock options address longer term compensation and incentives. To establish option grant levels, the Committee has monitored developments and trends among publicly held technology companies regarding equity and non-equity based incentive compensation. The Committee continues to believe that stock options represent the most efficient and effective means for the Company to achieve the compensatory and incentive objectives referred to above.

The Committee typically grants stock options to executive officers once annually, usually during the month of June or July, while the salary and bonus plans for executives are being considered and finalized. The option exercise prices are fixed as of the close of trading of Class A shares on Nasdaq on the date on which the Committee meets or acts to finalize its option decisions, which is the date of grant. Options granted to executives during the past several years have terms of six years and vest ratably over a five-year period. We expect this practice to continue.

The Committee did not undertake a quantitative analysis in determining the levels of stock option grants to named executive officers for the 2015 or 2016 fiscal years. The Committee developed its decisions on stock option grants based on a qualitative analysis considering the following factors:

•

Chief Executive Officer Recommendations.    The Committee placed substantial weight on the stock option grant recommendations of J. Michael Edenfield, the Chief Executive Officer of the Company in fiscal 2015, particularly as to stock option grants to named executive officers other than himself. The Committee based this weight on several factors, including the Chief Executive Officer’s intimate knowledge of the role and performance level of each of the named executive officers over an extended time period, his demonstrated skill in retaining and motivating our officers and key employees, and his emphasis on and effectiveness in managing the business of the Company on a fiscally conservative basis. In part because of these factors, the Committee ultimately decided to grant stock options in accordance with the Chief Executive Officer’s stock option grant recommendations.

•

Current and Past Years’ Financial Results.    The Committee noted that the stock option grants being considered were consistent with stock option grants to the same named executive officers in recent years. The Committee observed that our operating performance in fiscal 2014 and fiscal 2015, in the view of the Committee, was favorable in light of market conditions. The Committee therefore concluded that this favorable overall performance mitigated in favor of granting stock options at least at the same level as options granted in recent years. Moreover, the Committee believes that this favorable performance represented some evidence that prior year stock option grants were effective motivating factors for the named executive officers.

•

Perceived Value of Named Executive Officers.    The stock option grants to the named executive officers were not at the same level for each individual. The Committee considered the roles of the named executive officers and their ability, individually, to influence our profitability and position in the marketplace. In fiscal 2015, this resulted in the largest stock option grant being made to our Chief Executive Officer and Chief Executive Officer of Logility (140,000 shares), followed by grants in descending amounts to our Executive Chairman (65,000 shares), the Chief Financial Officer (60,000 shares), and the Vice President and General Counsel (22,000 shares). In the Committee’s judgment, these levels of stock option grants reasonably reflected the relative ability of officers holding these positions to affect the performance of the Company. In particular, the Committee believes that the Chief Executive Officer has set the tone within the Company for controlling costs while preserving or enhancing market share under difficult economic circumstances.

•

Current and Past Years’ Compensation Packages.    The Committee establishes the overall compensation package of the Chief Executive Officer of the Company. The Committee advises on, but does not have the authority to establish, the compensation packages of the other named executive officers, except for stock option grants. In reviewing the compensation package of J. Michael Edenfield, the Committee noted that his fiscal 2015 salary and potential bonus did not increase substantially compared to his fiscal 2014 compensation, and his fiscal 2016 salary and potential bonus had not increased substantially compared to his fiscal 2015 compensation. In reviewing the compensation packages of Vince Klinges and James R. McGuone, the Committee noted that their fiscal 2015 salaries and potential bonuses had not increased substantially compared to recent years. These factors mitigated in favor of not reducing the aggregate level of stock option grants to these named executive officers.

In July 2014, the Committee, consistent with the above factors and objectives, granted stock options to the named executive officers in the following amounts: J. Michael Edenfield – 140,000 shares; James C. Edenfield – 65,000 shares; Vincent C. Klinges – 60,000 shares; and James R. McGuone – 22,000 shares.

In May 2015, the Committee, consistent with the above factors and objectives, granted stock options to the named executive officers in the following amounts: J. Michael Edenfield – 150,000 shares; James C. Edenfield – 70,000 shares; Vincent C. Klinges – 65,000 shares; and James R. McGuone – 24,000 shares.

Personal Benefits and Perquisites.    We provide a variety of health, retirement and other benefits to all employees. Our executive officers are eligible to participate in the benefit plans on the same basis as all other employees. These benefit plans include medical, dental, life and disability insurance. Our Chief Executive Officer in fiscal 2015, J. Michael Edenfield, receives an automobile allowance and is reimbursed for the cost of one club membership. Our Executive Chairman and Treasurer in fiscal 2015, James C. Edenfield, receives the use of an automobile owned by the Company and we also pay the cost of three club memberships for him. Otherwise, our executive officers do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees. The perquisites of the named executive officers in fiscal 2015 were as set forth in the “All Other Compensation” column and footnote 2 to the Summary Compensation Table, below.

Pension Benefits.    We do not provide pension benefit plans to our employees or to our named executive officers.

Non-Qualified Defined Contribution or Other Non-Qualified Deferred Compensation Plans.    We do not provide non-qualified contribution plans or other non-qualified deferred compensation options to any of our employees, including our named executive officers.

Stock Purchase Plan.    We formerly had in place a stock purchase plan for our employees, providing to them an opportunity to acquire our shares at a discount to market prices. We discontinued this plan several years ago after concluding that the cost of maintaining and accounting for such a plan exceeded the benefit that we perceived our employees gained from such a plan.

Impact of Regulatory Requirements

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company’s chief executive officer and any other executive officer required to be reported to its shareholders under the Securities Exchange Act of 1934 (the “Exchange Act”) by reason of such executive officer being one of the four most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. Section 409A of the Code provides for certain requirements that a plan that provides for the deferral of compensation must meet, including requirements relating to when payments under such a plan may be made, acceleration of benefits, and the timing of elections under such a plan. Failure to satisfy these requirements will generally lead to an accelerated of timing of inclusion in income of deferred compensation, as well as certain penalties and interest.

Although we consider the tax implications of Section 162(m) of the Code, we do not have a formal policy in place requiring that part or all compensation must qualify under this section, in order to preserve flexibility with respect to the design of our compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the Committee’s review and discussions with management, has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the our Annual Report on Form 10-K for the year ended April 30, 2015, as well as the Proxy Statement for the 2015 Annual Meeting.

Respectfully submitted by the Compensation Committee of the Board of Directors

John J. Jarvis (Chairman)

James B. Miller

Compensation Policies and Risk

We do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. We are aware that incentive compensation arrangements can be structured in such a way as to encourage undue risk-taking by executives, who make decisions that tend to maximize short-term compensation at the expense of the long-term interests of the enterprise. We believe that in the past our incentive compensation plans have motivated management to act in ways that are consistent with the long-term interests of our shareholders: promoting growth while maintaining substantial cash reserves, avoiding debt, managing expenses and carefully evaluating potential acquisitions. We have structured current incentive compensation arrangements for executive officers in a manner consistent with past practices, and believe that those arrangements contribute to our long-term goals without encouraging undue risk-taking.

Compensation Committee Interlocks and Insider Participation

Dr. Jarvis and Mr. Miller have been selected by the Board of Directors to serve on the Compensation Committee. Since the beginning of fiscal 2015, neither member of the Committee has been an officer or employee of the Company or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

Summary Compensation Table

The following table reflects compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company (the “named executive officers”) for fiscal 2013, fiscal 2014 and fiscal 2015.

Name	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compen- sation ($)	Change In Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation(2) ($)	Total ($)
James C. Edenfield,	2015	532,500	-0-	-0-	133,926	-0-	-0-	25,038	691,464
Executive Chairman and	2014	512,500	18,611	-0-	179,118	-0-	-0-	27,221	737,450
Treasurer	2013	512,500	-0-	-0-	186,054	-0-	-0-	29,530	728,084

J. Michael Edenfield,	2015	470,000	-0-	-0-	288,456	-0-	-0-	26,717	785,173
President and Chief	2014	420,000	37,027	-0-	358,236	-0-	-0-	30,070	845,333
Executive Officer;	2013	330,000	-0-	-0-	372,108	-0-	-0-	29,650	731,758
President and Chief Executive Officer of Logility, Inc.

Vincent C. Klinges,	2015	255,000	10,000	-0-	123,624	-0-	-0-	-0-	388,624
Chief Financial Officer	2014	243,000	18,514	-0-	149,265	-0-	-0-	-0-	410,779
	2013	231,000	10,000	-0-	155,045	-0-	-0-	-0-	396,045

James R. McGuone,	2015	229,996	-0-	-0-	45,329	-0-	-0-	-0-	275,325
Vice President, General Counsel and Secretary	2014	217,996	11,108	-0-	59,706	-0-	-0-	-0-	288,810
	2013	205,996	-0-	-0-	62,018	-0-	-0-	-0-	268,014

(1)

The value of stock option awards in this column represents the aggregate grant date fair value of stock option grants made during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. For discussion of relevant assumptions used in calculating the grant date fair value, see Note 7 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2015.

(2)

Amounts shown as “All Other Compensation” are attributable to perquisites and other personal benefits, and to other items of compensation that are not reported elsewhere in the Summary Compensation Table. Perquisites and other personal benefits for James C. Edenfield include the use of a Company-owned automobile and three club memberships. Perquisites and other personal benefits for J. Michael Edenfield include an automobile allowance and a club membership.

Employment Agreements

We do not have formal employment contracts with our executive officers covering compensation matters. Accordingly, we set their compensation annually, under compensation plans individualized for each executive officer.

Change of Control Agreements

We do not have contracts that provide for compensation of our executive officers, or any of our other employees, that are triggered by change of control events. However, a change of control may accelerate the vesting of stock option grants to our employees under our stock option plans.

Stock Options

Stock Option Plans

As of April 30, 2015, we had outstanding stock options granted under four stock option plans. The 2001 Stock Option Plan (the “2001 Plan”) was adopted in 2001 and terminated effective May 16, 2010. Any options outstanding under the 2001 Plan remain in effect, but since the termination of this plan we have not been able to grant new options under it. All directors of the Company and employees of the Company and its subsidiaries, totaling 406 persons as of April 30, 2015, are eligible to participate in the 2011 Equity Compensation Plan. We also have outstanding options granted under the Logility, Inc. 1997 Stock Plan and the Logility, Inc. 2007 Stock Plan (the “Logility Plans”). The following sections describe these stock option plans.

2001 Stock Option Plan.    This plan became effective September 1, 2000, and was amended in 2008 and 2009 to increase the number of authorized shares. We designed this plan to attract and retain the best available talent and encourage the highest level of performance by officers, employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of our business. We granted options to purchase Class A shares under this plan in the form of incentive stock options and non-qualified stock options. We determined the number of options we granted under this plan on an individual basis, except with respect to non-employee directors, who received grants of non-qualified options to purchase 5,000 shares upon election and 3,000 shares at the end of each fiscal quarter. The price of each grant was equal to the closing market price of the shares on the date of grant.

In February 2005, the Board reduced the duration of standard stock option grants from ten years to six years, both for employee stock options and stock options granted to non-employee directors. At that time, the option vesting schedule was increased, in general, from four to five years. Stock options we granted to a person who owned 10% or more of the combined voting power of all classes of capital stock of the Company at the time of grant were limited to a five-year term (with a four-year vesting schedule) if the option was classified as an incentive stock option. In the event of a change in control, all options automatically become fully vested.

As of April 30, 2015, under this plan option holders had exercised 4,349,544 option shares, there were 112,670 option shares outstanding, and no shares remained available for stock option grants. The 2001 Plan expired on May 16, 2010. Accordingly, no stock options have been granted after that date under this plan.

Logility Plans.    On June 29, 2009 we successfully completed our tender offer to acquire all of the outstanding shares of common stock of Logility, Inc. that we did not previously own, followed by the merger of Logility, Inc. with our wholly-owned subsidiary, ASI Acquisition, Inc., effective July 9, 2009 (the “Merger Date”). Immediately prior to the commencement of the tender offer, there were outstanding options to purchase 600,000 shares of Logility common stock (“Logility Options”) granted under the Logility Plans. Prior to the Merger Date, 374,000 of the Logility Options were exercised, leaving Logility Options to purchase 226,000 shares. The Logility Options had been granted over the ten years prior to the Merger Date and had a variety of exercise prices. All of the remaining Logility Options except options to purchase 6,788 shares of Logility stock were fully vested or by their terms became fully vested upon the effectiveness of the merger.

Effective as of the Merger Date, we adopted the Logility Plans as equity plans of American Software, and each outstanding Logility Option was converted into an option to purchase our Class A shares (“Replacement Options”). As of April 30, 2015, the Replacement Options provided in the aggregate for the purchase of 8,142 Class A shares. The Replacement Options are held by two former independent directors of Logility, Inc. No additional options will be granted under the Logility Plans. Accordingly, any shares that are subject to Replacement Options that are terminated, expire unexercised, are forfeited or are surrendered will not be available for issuance of new stock options. While the Logility Plans provide for the granting of stock appreciation rights, no stock appreciation rights have been granted and none will be granted in the future.

2011 Equity Compensation Plan.    The 2011 Equity Compensation Plan became effective on August 16, 2010. We have authorized a total of 3,700,000 Class A shares and 500,000 stock appreciation rights for issuance pursuant to options granted under this plan. As of April 30, 2015, under this plan option holders had exercised 387,900 option shares, there were 2,600,257 option shares outstanding, and 711,843 shares remained available for stock option grants. If approved by the shareholders at the Annual meeting, the 2011 Equity Compensation Plan will be amended in order to increase the number of Class A Common Stock that may be subject to options under the Plan and to require shareholder approval prior to the-repricing of previously granted awards. See “Proposal 3” and “Proposal 4” below.

Stock Option Committees

Two separate committees administer our stock option plans: (i) the Special Stock Option Committee (comprised of John J. Jarvis and James B. Miller, as members of the Compensation Committee) is responsible for option grants to officers and directors, and (ii) the Stock Option Committee (comprised of James C. Edenfield and J. Michael Edenfield) is responsible for other option grants. The members of these Committees are not eligible to participate in the portion of the plan that they administer, except pursuant to the formula option grant program for non-employee directors. Under the plans, the functions of these committees are to grant options and establish the terms of those options, as well as to construe and interpret the plans and adopt rules in connection with options that the particular committee grants. Except for the 2011 Equity Compensation Plan, the function of these committees is limited to continuing and interpreting the plans.

Fiscal 2015 Grants of Stock Options

The following table discloses the potential payouts under the stock options awarded to the named executive officers during the fiscal year ended April 30, 2015.

Name	Grant Date	All Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price ($/Sh)	Grant Date Fair Value of Option Awards ($)(3)
James C. Edenfield	7/14/14	65,000	9.67	9.67	133,926
J. Michael Edenfield	7/14/14	140,000	9.67	9.67	288,456
Vincent C. Klinges	7/14/14	60,000	9.67	9.67	123,624
James R. McGuone	7/14/14	22,000	9.67	9.67	45,329

(1)	The stock options vest ratably on the first, second, third, fourth, and fifth anniversaries of the option grant date and expire in six years.

(2)	The exercise price is determined based on the closing price of the shares as traded on the Nasdaq Stock Market on the grant date.

(3)

For purposes of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, “Stock Compensation” (formerly FASB Statement 123R) and this table, the grant date fair value of options is determined using the Black-Scholes option valuation model with the following assumptions: exercise price equal to fair market value of stock ($9.67 grant date); dividend yield (4%); expected volatility rate (34.15%); risk-free interest rate (1.50%); and expected option term of 5 years.

2015 Outstanding Equity Awards at Fiscal Year-End

The table below discloses outstanding exercisable and unexercisable stock options outstanding as of April 30, 2015 for the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date(2)
James C. Edenfield	0	20,000	4.66	7/12/2016
	36,000	24,000	8.12	7/12/2016
	24,000	36,000	8.57	7/3/2018
	12,000	48,000	8.97	7/11/2019
	0	65,000	9.67	7/14/2020

J. Michael Edenfield	17,527	0	5.76	6/30/2015
	64,000	16,000	4.66	7/12/2016
	72,000	48,000	8.12	6/29/2017
	48,000	72,000	8.57	7/3/2018
	24,000	96,000	8.97	7/11/2019
	0	140,000	9.67	7/14/2020

Vincent C. Klinges	0	10,000	4.66	7/12/2016
	30,000	20,000	8.12	6/29/2017
	20,000	30,000	8.57	7/3/2018
	10,000	40,000	8.97	7/11/2019
	0	60,000	9.67	7/14/2020

James R. McGuone	0	4,000	4.66	7/12/2016
	12,000	8,000	8.12	6/29/2017
	8,000	12,000	8.57	7/3/2018
	4,000	16,000	8.97	7/11/2019
	0	22,000	9.67	7/14/2020

(1)	The number of shares underlying options awarded and the related exercise prices shown in the table are the amounts on the applicable grant date.

(2)

The stock option grants prior to March 2005 expire in ten years and vest ratably on the first, second, third and fourth anniversaries of the option grant date. The stock option grants during or following March 2005 expire in six years and vest ratably on the first, second, third, fourth and fifth anniversaries of the option grant date.

2015 Option Exercises and Stock Vested

The following table sets forth the actual value received by the named executive officers upon the exercise of stock options in fiscal 2015.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
James C. Edenfield	97,358	520,121
J. Michael Edenfield	62,473	258,325
Vincent C. Klinges	60,000	270,859
James R. McGuone	11,007	42,197

DIRECTOR COMPENSATION

For fiscal 2015, from May 1, 2014 until August 19, 2014, the Company compensated the directors who are not employed by the Company at the rate of $15,000 per annum, plus $600 for each half-day or $1,200 for each full day meeting of the Board of Directors or any committee of the Board that they attended. At the August 19, 2014 Board of Directors meeting, the Board of Directors acknowledged that the compensation paid to the directors who are not employed by the Company had not been reviewed since Fiscal 2012. Following review by the Board of Directors, an increase in the compensation the Company paid to the directors who are not employed by the Company was approved by the Board of Directors, such that following the August 19, 2014 Board of Directors meeting, the Company compensated the directors who are not employed by the Company at the rate of $18,000 per annum, plus $800 for each half-day or $1,600 for each full day meeting of the Board of Directors or any committee of the Board that they attended. The Chairmen of the Audit and Compensation Committees each received an additional $3,000. For fiscal 2016, the Board annual compensation has remained the same.

Directors are eligible to receive stock option grants under the Company’s 2011 Equity Compensation Plan. By resolution of the Board, newly-elected directors who are not employed by the Company automatically receive stock option grants of 5,000 shares each upon their initial election and 3,000 shares each as of the end of each fiscal quarter, with an exercise price equal to the closing market price on the date of each such grant. These options become exercisable one year after the date of grant and expire six years after the date of grant. They do not terminate if the director ceases to serve on the Board of the Company after the options became exercisable. Under this program, W. Dennis Hogue, John J. Jarvis, James B. Miller, Jr. and Thomas L. Newberry, V each received option grants valued at $22,577 in fiscal 2015.

The following table provides compensation information for non-employee members of our Board for the fiscal year ended April 30, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Inventive Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
W. Dennis Hogue	22,300	-0-	22,577	-0-	-0-	-0-	44,877
John J. Jarvis	26,300	-0-	22,577	-0-	-0-	-0-	48,877
James B. Miller, Jr.	26,250	-0-	22,577	-0-	-0-	-0-	48,827
Thomas L. Newberry, V	20,100	-0-	22,577	-0-	-0-	-0-	42,677

(1)

The amounts shown in the “Option Awards” column equal the amounts we recognized during fiscal 2014 as compensation expenses for financial reporting purposes as a result of options granted in fiscal 2014. In accordance with FASB ASC Topic 718, stock options issued in fiscal 2014 were valued using the Black-Scholes option valuation model with the following assumptions: exercise price equal to fair market value of stock on the grant date; dividend yield of 4%; expected volatility rate of 34.15%; risk-free interest rate of 1.50%; and expected term of 5 years.

CERTAIN TRANSACTIONS

During fiscal 2015, we were not a party to any transactions involving amounts in excess of $120,000 in which any related person had a direct or indirect interest.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are requesting our shareholders to approve, on an advisory basis, the compensation of our executive officers, each of whom is named in the Summary Compensation Table, as described in the “Compensation Discussion and Analysis” and disclosed in the Summary Compensation Table and related compensation tables and narrative discussion presented under “Executive Compensation” in this Proxy Statement.

Our executive compensation program has been designed to attract, retain and motivate our executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage our executives to focus on both long- and short-term objectives without encouraging inappropriate risks to achieve performance.

As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and our Board of Directors value the opinions of our shareholders expressed through your vote on this proposal and will consider the outcome of this vote in making future compensation decisions for our executive officers.

Accordingly, we will present the following resolution for vote at our 2015 Annual Meeting of Shareholders:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related tables and narrative discussion set forth in the Proxy Statement.”

The proposal to approve, on an advisory basis, the compensation of our executive officers requires the affirmative vote of the majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE FOREGOING RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval of the compensation of our named executive officers unless the shareholder instructs otherwise in the proxy.

PROPOSAL 3: AMENDMENT OF THE 2011 EQUITY COMPENSATION PLAN TO INCREASE THE

NUMBER OF CLASS A SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO OPTIONS

FROM 3,700,000 SHARES TO 5,000,000 SHARES

Under the 2011 Equity Compensation Plan (the “Plan”), which became effective on August 16, 2010, as amended, we have authorized a total of 3,700,000 Class A shares and 500,000 stock appreciation rights for issuance pursuant to options granted under the Plan. As noted above, as of April 30, 2015, there were 711,843 shares available for stock option grants. Also as noted above, we believe that granting stock options to executive officers is an effective means to reward them for their prior performance, to serve as an incentive for promotion of Company profitability and other long-term objectives, and to maintain their overall compensation at competitive levels.

On May 13, 2015, the Board of Directors approved, adopted and resolved to submit for shareholder approval an amendment to the Plan (the “Plan Second Amendment” and collectively with the Plan Third Amendment (as defined below), the “Plan Amendment”). If approved by our shareholders, the Plan Second Amendment would increase the number of Class A shares of Common Stock that may be subject to options from 3,700,000 shares to 5,000,000 shares.

For fiscal years 2013, 2014 and 2015, the amount of shares used for incentive purposes was equal to 2.4%, 2.3%, and 1.2%, respectively, of the Company’s total weighted average shares outstanding (also referred to as the equity expenditure rate or “burn rate”).

For the fiscal years 2013, 2014 and 2015, the amount of shares authorized but unissued pursuant to the 2011 Equity Compensation Plan equaled 1.6%, 3.5% and 2.4%, respectively, of the Company’s shares of Common Stock on a fully diluted basis. This is commonly referred to as the “overhang.”

The Company believes that both the overhang and burn rate trends are favorable for the Company during the period from fiscal 2013 through fiscal 2015. The Company’s burn rate trends are also more favorable than the industry burn rate benchmarks used by Institutional Shareholder Services Inc. (“ISS”), a proxy advisory service, for Russell 3000 companies in the “Technology Hardware & Equipment” industry (the ISS benchmarks for fiscal years 2013, 2014 and 2015 are 5.77%, 5.49% and 5.85%, respectively). We believe our burn rate combined with our small overhang indicates that an increase of 1,300,000 Class A shares available for issuance pursuant to the 2011 Equity Compensation Plan is unlikely to result in material dilution to our shareholders.

Under the Plan, the Company may grant options and stock appreciation rights (“SARs”) to officers and other employees of the Company or any subsidiary, consultants and other service providers to the Company or any subsidiary, or members of the Board of Directors. Options may be either incentive stock options or nonqualified stock options. The number of options or SARs granted is determined by the particular committee that administers such grants. See “Administration,” below. Option grants to non-employee directors can only be nonqualified stock options. SARs may be granted to any Plan participant. Other than the proposed increase in the number of Class A Common shares that may be subject to options under the Plan, and the requirement that shareholders provide prior approval to re-pricing of previously granted awards (see “Proposal 4” below), the terms of the Plan have not changed. The following summary of the Plan, including the Plan Amendment, is qualified in its entirety by reference to the full text of the Plan and the Plan Amendment, which govern in the event of any conflict. A copy of the Plan, and the Plan Amendment, is attached to this Proxy Statement as Appendix A

We intend to register the additional Class A shares that would be available for awards under the Plan on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval of the increase.

Purpose of Plan

The purpose of the Plan is to aid the Company in recruiting and retaining key employees, directors, consultants and other service providers of outstanding ability and to motivate such employees, directors, consultants and other service providers to exert their best efforts on behalf of Company and its affiliates.

Shares Subject to the Plan

The maximum number of Class A shares that may be issued under the Plan, as amended to date (i.e., prior to the proposed amendment to be voted upon by our shareholders at the Annual Meeting), is currently 3,700,000 shares and the maximum number of SARs that may be granted is 500,000, subject to adjustment as provided below. Such shares may be shares of original issuance or treasury shares. Any shares that are subject to options granted under the Plan that are terminated, expire unexercised, are forfeited or are surrendered will again be available for issuance under the Plan.

In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange or change in capital structure, any distribution to shareholders (other than regular cash dividends) or any similar event, the applicable stock option committee, without liability to any person, will make such substitution or adjustment, if any, as it deems to be equitable as to the number or kind of shares or other securities issued or reserved for issuance. The committee will determine in its sole discretion the manner in which such substitution or adjustment shall be made.

Administration

The Plan is administered by the Board of Directors and by the Stock Option Committee and the Special Stock Option Committee. The Special Stock Option Committee, composed of non-employee directors, is responsible for the administration and granting of stock options to executive officers of the Company. The Stock Option Committee, consisting of other directors of the Company, is responsible for the administration and granting of stock options to other employees and eligible persons. The Stock Option Committee currently is composed of James C. Edenfield and J. Michael Edenfield. The Special Stock Option Committee currently is composed of John J. Jarvis and James B. Miller. General references in this Proposal 3 to the committee mean the Stock Option Committee or Special Stock Option Committee, as applicable.

Eligibility

All directors and employees (406 persons as of April 30, 2015) are eligible to participate in the Plan. Additionally, consultants and other service providers to the Company may be eligible for option grants, if deemed appropriate by the Stock Option Committee.

Although not expressly provided in the Plan, on May 17, 2010, the Board adopted a resolution continuing the policy of granting certain stock options to directors under the Plan. Newly-elected directors who are not employed by the Company automatically will receive stock option grants of 5,000 shares each upon their initial election and 3,000 shares each as of the end of each fiscal quarter, with an exercise price equal to the fair market value on the date of each such grant.

Exercise Price

The exercise price per share of any option granted under the Plan is set in each case by the committee that administers the Plan or by the entire Board, but shall not be less than 100% of the fair market value of common stock on the date of grant (110% for 10% stockholders if the option is an incentive stock option). As of the close of business on June 30, 2015, the market value of common stock was $9.50 per share.

Terms of Options

The terms of individual option grants and SARs are determined by the particular committee granting the option or SAR, as discussed above in “Administration.” If the committees continue their current practices, options granted pursuant to the Plan generally will expire on the sixth anniversary of the grant date and will become exercisable in equal portions over a five-year period (other than options granted to non-employee directors, which vest one year following the date of grant). A SAR granted in connection with an option (A) may be granted at the time the related option is granted or at any time prior to the exercise or cancellation of the related option, (B) shall cover the same number of shares covered by the option (or such lesser number of shares as the committee may determine), and (C) shall be subject to the same terms and conditions as such Option, except for certain additional limitations permitted under the Plan.

Exercise of Options

Options granted pursuant to the Plan are exercisable according to the terms of the Plan and at such times and under such conditions as determined by the committee that administers the option and as set forth in the option grant agreement relating to the options being exercised. The option plan agreement may specify whether the option price may be paid by the participant (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised, (ii) in shares having a fair market value equal to the aggregate option price for the shares being purchased and satisfying such other requirements as may be imposed by the committee, if such shares have been held by the participant for no less than six months, (iii) partly in cash and partly in shares, (iv) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option, or (v) to the extent approved by the committee, through “net settlement” in shares. Any option agreement may provide for deferred payment from the proceeds of sale through a bank or broker of some of all of the shares to which such exercise relates.

Exercise of SARs

Each SAR granted independent of an option shall entitle a participant upon exercise to an amount equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share over (B) the exercise price per Share, multiplied by (ii) the number of shares covered by the SAR. Each SAR granted in conjunction with an option, or a portion thereof, shall entitle a participant to surrender to the Company the unexercised option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share over (B) the greater of the exercise price per share or the option price per share, multiplied by (ii) the number of shares covered by the option, or portion thereof, which is surrendered. The date on which a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in cash as set forth in the award agreement. SARs may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares with respect to which the SAR is being exercised.

Non-Transferability

An option or SAR granted under the Plan is not transferable other than by will or the applicable laws of descent and distribution. During the lifetime of a participant, options may be exercised only by such participant or his guardian or legal representative.

Change of Control

In the event of a Change of Control, the committee may, but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award not already vested, (ii) cancel such awards for fair value (as determined in the sole discretion of the committee) which, in the case of options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of shares subject to such options or SARs (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such options or SARs) over the aggregate exercise price of such options or SARs, (iii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted, as determined by the committee in its sole discretion, or (iv) provide that for a period of at least 10 days prior to the Change of Control, such options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change of Control, such options shall terminate and be of no further force or effect.

For purposes of the Plan, “Change of Control” means a transaction or a series of transactions occurring within any single 12-month period in which: (i) any one Person (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), or more than one Person acting as a group, acquires ownership of stock of Company that, together with stock held by such Person or group, constitutes majority shareholder voting power, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition; (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) any one Person, or more than one Person acting as a group, other than a Person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12- month period ending on the date of the most recent acquisition.

Governing Law

The Plan will be governed by and construed in accordance with the laws of the State of Georgia.

No Right to Employment or Awards

The granting of an award under the Plan imposes no obligation on the Company or any of its subsidiaries to continue the employment of a participant and does not lessen or affect their right to terminate the employment of such participant. No participant or other person will have any claim to be granted any award. The terms and conditions of awards and the committee’s determinations and interpretations need not be the same with respect to each participant.

Code Section 409A

The Plan expressly provides that no award will be granted, deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax upon a Participant under Section 409A of the Code, and the committee will have the authority to alter the payment or delivery of shares under the Plan in order to avoid such tax liability.

Plan Benefits

Awards granted under the Plan are subject to the discretion of the Stock Option Committee and Special Stock Option Committee. See “Executive Compensation – Elements of Compensation – Stock Option Plans” and “Executive Compensation – Stock Options – Fiscal 2015 Grants of Stock Options” for information related to recent grants of stock options. There are no outstanding options granted to participants in the Plan that are dependent upon the passage of the Plan Amendment.

Termination

The Plan will terminate on May 17, 2020, the tenth anniversary of the date on which it was adopted by the Board of Directors of the Company, unless sooner suspended or terminated by the Board. In general, no such suspension or termination will have any effect on outstanding awards without the consent of the participant.

Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the grant and exercise of an option under the Plan and the subsequent disposition of shares of common stock acquired upon such exercise. Under the Plan, at the time of grant the committee designates each option as either an incentive stock option or a nonqualified stock option, with differing tax consequences to the participant and to the Company for each type of option.

Nonqualified Options

The grant of a nonqualified option will not result in any immediate tax consequence to the Company or the participant. Upon exercise of a nonqualified option granted under the Plan, the amount by which the fair market value on the date of exercise of the shares received upon such exercise exceeds the option price will be taxed as ordinary income to the participant, and the Company generally will be entitled to a deduction in an equal amount in the year the option is executed. Such amount will not be an item of tax preference to a participant.

Upon the subsequent disposition of shares acquired upon the exercise of an option (“Option Stock”), a participant may realize short-term or long-term capital gain or loss (assuming such shares of Option Stock constitute capital assets in a participant’s hands), depending upon the holding period of such shares of Option Stock, equal to the difference between the selling price and the tax basis of the shares of Option Stock sold. The tax basis for this purpose will equal the sum of the exercise price and the amount of ordinary income realized by the participant as a result of such exercise.

Incentive Options

Neither the grant nor the exercise of an incentive stock option will have any immediate tax consequences to the Company or the participant. (However, in calculating income for purposes of computing an individual participant’s alternative minimum tax, the favorable tax treatment generally accorded incentive stock options is not applicable.)

When a participant sells Option Stock received upon the exercise of his incentive stock options, any amount he receives in excess of the option price will be taxed as a long-term capital gain at the maximum applicable tax rate (and any loss will be a long-term capital loss) if he has held his shares for at least two years from the date of granting the option to him and for at least one year after the issuance of such shares to him. If the shares are not held for more than two years from the date of granting the option to him or are not held for more than one year after the issuance of such shares, (i) ordinary income will be realized in the year of the disposition in an amount equal to the difference between the fair market value of the shares on the date the option was exercised and the option price, and (ii) either capital gain or loss will be recognized in an amount equal to the difference between the selling price and the fair market value of the shares on the date the option was exercised. If the selling price is less than the fair market value on the date the option is exercised, but more than the exercise price, (a) ordinary income equal to the difference between the exercise price and the fair market value on the date of exercise is recognized, and (b) a capital loss equal to the difference between the fair market value on the date of exercise and the sales price results.

The Company is not permitted to take a deduction for federal income tax purposes because of the granting or exercise of any incentive stock option, except to the extent that ordinary income may be realized by a participant on the exercise or sale of Option Stock.

SARs

The grant of a SAR is not a taxable event to the Company or the participant. When a participant exercises a SAR, the excess of the fair market value of the common stock at the time of exercise over the unit grant price, multiplied by the number of units exercised, will be taxed as ordinary income to the participant. The Company may claim a deduction for federal income tax purposes for compensation paid in an equal amount after the participant has exercised the SAR.

Board Recommendation

The Board of Directors believes it is in the best interest of the Company and its shareholders to approve the adoption of the Plan Second Amendment so that the Company will be able to continue to provide adequate incentives and to attract and retain the services of competent personnel. The affirmative vote of a majority of the shares in attendance or represented by proxy and entitled to vote at the Annual Meeting of Shareholders is required for adoption of the Plan Second Amendment. Each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2011 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF CLASS A SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO OPTIONS FROM 3,700,000 SHARES TO 5,000,000 SHARES.

PROPOSAL 4: AMENDMENT OF THE 2011 EQUITY COMPENSATION PLAN TO

REQUIRE SHAREHOLDER APPROVAL PRIOR TO THE REPRICING OF

PREVIOUSLY GRANTED AWARDS.

On May 13, 2015, the Board of Directors approved, adopted and resolved to submit for shareholder approval an amendment to the Plan (the “Plan Third Amendment” and collectively with the Plan Second Amendment, the “Plan Amendment”). If approved by our shareholders, the Plan Third Amendment would require shareholder approval prior to the-repricing of previously granted awards.

Under the Plan, the Company may grant options and stock appreciation rights (“SARs”) to officers and other employees of the Company or any subsidiary, consultants and other service providers to the Company or any subsidiary, or members of the Board of Directors. Options may be either incentive stock options or nonqualified stock options. The number of options or SARs granted is determined by the particular committee that administers such grants. See “Administration,” below. Option grants to non-employee directors can only be nonqualified stock options. SARs may be granted to any Plan participant. Other than the proposed increase in the number of Class A Common shares that may be subject to options under the Plan, and the proposed requirement that shareholders provide prior approval to re-pricing of previously granted awards, the terms of the Plan have not changed.

For a summary of the Plan, including the Plan Amendment, which is qualified in its entirety by reference to the full text of the Plan and the Plan Amendment, which govern in the event of any conflict, see “Proposal 3” above. A copy of the Plan, and the Plan Amendment, is attached to this Proxy Statement as Appendix A

Board Recommendation

The Board of Directors believes it is in the best interest of the Company and its shareholders to approve the adoption of the Plan Third Amendment so that the Company will be able to continue to provide adequate incentives and to attract and retain the services of competent personnel while retaining alignment of compensation with shareholder interests. The affirmative vote of a majority of the shares in attendance or represented by proxy and entitled to vote at the Annual Meeting of Shareholders is required for adoption of the Plan Third Amendment. Each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2011 EQUITY COMPENSATION PLAN TO REQUIRE SHAREHOLDER APPROVAL PRIOR TO THE REPRICING OF PREVIOUSLY GRANTED AWARDS.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG LLP (“KPMG”) to serve as its independent registered public accounting firm for the fiscal year ending April 30, 2016. KPMG acted in such capacity during the fiscal year ended April 30, 2015. This appointment is being presented to the shareholders for ratification. Although the Company is not required to obtain shareholder ratification, the Company has elected to do so in order to provide the shareholders with an opportunity to participate in this decision. In the event that the shareholders do not ratify the appointment of KPMG as the independent registered public accounting firm of the Company, the Board of Directors will consider the retention of another independent registered public accounting firm.

The Company expects that representatives of KPMG will attend the Annual Meeting of Shareholders. These representatives will be available to respond to appropriate questions raised orally and will be given the opportunity to make a statement if they so desire.

During the fiscal year ended April 30, 2015, the Company engaged KPMG to provide certain audit services, including the audit of the annual consolidated financial statements, quarterly reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, services performed in connection with filing this Proxy Statement and the Annual Report on Form 10-K by the Company with the SEC, attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. KPMG has acted as independent registered public accounting firm for the Company since 1983. Neither KPMG nor any of its associates has any relationship to the Company or any of its subsidiaries except in its capacity as independent registered public accounting firm.

The aggregate fees billed to the Company by KPMG for services rendered during fiscal 2015 and fiscal 2014 are summarized below:

Audit Fees.    Fees for audit services totaled approximately $813,000 in fiscal 2015 and approximately $663,000 in fiscal 2014, including fees associated with the annual audit, a purchase accounting review of an acquisition in fiscal 2015 and the reviews of consolidated financial statements in Quarterly Reports on Form 10-Q, including Sarbanes-Oxley 404 audit fees.

Audit Related Fees.    Fees for audit related services totaled zero in fiscal 2015 and fiscal 2014.

Tax Fees.    There were no fees for tax services, including tax compliance, tax advice and tax planning, billed to the Company by KPMG in fiscal 2015 or in fiscal 2014.

All Other Fees.    The Company’s independent registered public accounting firm did not receive fees for other services not described above in fiscal 2015 or in fiscal 2014.

During fiscal 2015, KPMG did not utilize any leased personnel in connection with the audit.

In accordance with the rules of Nasdaq and the SEC, the approval of the Audit Committee is required for all independent audit engagement fees and terms and all permitted non-audit engagements (including the fees and terms thereof) that the independent registered public accounting firm performs for the Company.

Board Recommendation

The Board believes it is in the best interest of the Company and its shareholders to ratify the appointment of KPMG as its independent registered public accounting firm for the fiscal year ending April 30, 2016. Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2016.

AUDIT COMMITTEE REPORT

The following is the Report of the Audit Committee of the Board of Directors of American Software, Inc. for the fiscal year ended April 30, 2015.

The Board of Directors has adopted a written charter for the Audit Committee. As set forth in the charter, the Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare the financial statements of the Company, to plan or conduct audits, or to determine that the financial statements of the Company are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s consolidated financial statements and for maintaining internal controls. The independent registered public accounting firm of the Company is responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with U.S. generally accepted accounting principles.

In fulfilling its responsibilities with respect to the fiscal year 2015 audit, the Audit Committee: (1) reviewed and discussed the audited consolidated financial statements for the fiscal year ended April 30, 2015 with Company management and KPMG, the Company’s independent registered public accounting firm; (2) discussed with KPMG the matters required to be discussed pursuant to Statement on Auditing Standards No. 16, “Communications with Audit Committees”, issued by the Public Company Accounting Oversight Board (PCAOB); and (3) received the disclosure and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with KPMG its independence from the Company.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015 for filing with the Securities and Exchange Commission.

The Nasdaq listing requirements require audit committees to be composed of not less than three members who are “independent directors,” as that term is defined in the listing requirements. The Audit Committee believes that its members meet the definition of “independent directors” set forth in those rules.

By the Audit Committee:

James B. Miller, Jr., Chairman

W. Dennis Hogue

John J. Jarvis

Thomas L. Newberry, V

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of June 30, 2015 (unless otherwise indicated), the beneficial ownership of Class A shares and Class B shares by (i) each person known to management to own beneficially more than 5% of the outstanding shares of our common stock; and (ii) each current director, each nominee for director, each of our named executive officers, and our executive officers and directors as a group. Unless otherwise noted, (i) we believe that each of the beneficial owners set forth in the table has sole voting and investment power, and (ii) the address of each person listed below is 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305.

NAME OF BENEFICIAL OWNER OR DESCRIPTION OF GROUP	SHARES BENEFICIALLY OWNED				PERCENT OF CLASS
	CLASS A		CLASS B		CLASS A(1)		CLASS B(1)
Beneficial owners of more than 5%
James C. Edenfield	298,425	(2)(3)	2,587,086	(2)(4)	1.15	%(5)	100.0%
Dr. Thomas L. Newberry	298,425	(2)(6)	2,587,086	(2)(7)	1.15	%(5)	100.0%
BlackRock, Inc.	1,624,017	(8)	-0-		6.24%		—
Renaissance Technologies LLC	1,621,879	(9)	-0-		6.23%		—
Brown Capital Management, Inc.	4,083,642	(10)	-0-		15.69%		—
Kayne Anderson Rudnick Investment Management LLC	2,642,289	(11)	-0-		10.15%		—
Directors and named executive officers
James C. Edenfield	298,425	(2)(3)	2,587,086	(2)(4)	1.15	%(5)	100.0%
J. Michael Edenfield	739,753	(12)	-0-		2.84%		—
W. Dennis Hogue	86,000	(13)	-0-		0.33%		—
John J. Jarvis	107,000	(14)	-0-		0.41%		—
James B. Miller, Jr.	86,582	(15)	-0-		0.33%		—
Thomas L. Newberry, V	39,000	(16)	-0-		0.15%		—
Vincent C. Klinges	207,441	(17)	-0-		0.80%		—
James R. McGuone	44,400	(16)	-0-		0.17%		—
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (8 Persons)	1,608,601	(18)	2,587,086		6.18%		100.0%

(1)

Share percentages are based on an aggregate of 26,028,715 Class A shares outstanding as of June 30, 2015, plus 60-day option shares held by the person or group in question. There were 2,587,086 Class B shares outstanding as of June 30, 2015.

(2)

Each of Dr. Newberry and Mr. Edenfield have filed an amended Schedule 13G with the Securities and Exchange Commission stating that they, acting as a group, share voting power with respect to all shares beneficially held by them. Accordingly, Mr. Edenfield’s beneficially owned shares include shares of which Dr. Newberry is the record owner or as to which he controls or shares voting or dispositive rights as well as Dr. Newberry’s 60-day option shares. Similarly, Dr. Newberry’s beneficially owned shares include shares of which Mr. Edenfield is the record owner or as to which he controls or shares voting or dispositive rights as well as Mr. Edenfield’s 60-day option shares.

(3)

Includes 141,000 shares that may be acquired upon the exercise of Mr. Edenfield’s own stock options exercisable within 60 days and 60,000 shares held by the James C. and Norma T. Edenfield Foundation, Inc., as to which Mr. Edenfield has shared voting and investment power; also includes 97,425 Class A shares of which Dr. Newberry is the record owner or which are Dr. Newberry’s 60-day option shares, as to which Mr. Edenfield shares voting power. If all Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 2,885,511 Class A shares, which would represent approximately 10.1% of the total Class A shares that would be beneficially owned after such conversion.

(4)	Includes 765,499 Class B shares of which Dr. Newberry is the record owner, as to which Mr. Edenfield shares voting power.

(5)

For all matters except the election of directors, which involves class voting, Mr. Edenfield and Dr. Newberry together beneficially own approximately 50.4% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See “Record Date and Voting of Securities.”

(6)

Includes 55,425 Class A shares of which Dr. Newberry is the record owner and 42,000 which may be acquired upon the exercise of Dr. Newberry’s own stock options exercisable within 60 days; also includes 201,000 Class A shares of which Mr. Edenfield is the record owner or holder of voting power or which are Mr. Edenfield’s 60-day option shares, as to which Dr. Newberry shares voting power. If all Class B shares were converted into Class A shares, Dr. Newberry would beneficially own 2,885,511 Class A shares, which would represent approximately 10.1% of the total Class A shares that would be beneficially owned after such conversion.

(7)	Includes 1,821,587 Class B shares of which Mr. Edenfield is the record owner, as to which Dr. Newberry shares voting power.

(8)

Based on Schedule 13G/A dated January 30, 2015. Of this amount, the reporting person has sole voting power as to 1,559,611 shares and sole dispositive power as to all of the shares (1,624,017). BlackRock’s reported address is 55 East 52nd Street, New York, NY 10022.

(9)

Based on Schedule 13G/A dated February 12, 2015. Of this amount, the reporting person has sole voting power as to 1,558,600 shares, sole dispositive power as to 1,621,816 shares and shared dispositive power as to 63 shares. The reported address of Renaissance Technologies is 800 Third Avenue, New York, NY 10022.

(10)

Based on Schedule 13G/A dated February 5, 2015. Of this amount, the reporting person has sole voting power as to 2,435,763 shares and sole dispositive power as to all of the shares (4,083,642), which are owned of record by its investment advisory clients. Brown Capital Management’s reported address is 1201 N. Calvert Street, Baltimore, MD 21202.

(11)

Based on Schedule 13G/A dated February 5, 2015. Of this amount, the reporting person has sole voting power as to all of the shares (2,642,289) and sole dispositive power as to all of the shares (2,642,289). Kayne Anderson Rudnick Investment Management’s reported address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(12)	Includes 341,527 shares subject to options exercisable within 60 days.

(13)	Includes 63,000 shares subject to options exercisable within 60 days.

(14)	Includes 42,000 shares subject to options exercisable within 60 days.

(15)	Includes 57,000 shares subject to options exercisable within 60 days.

(16)	Represents shares subject to options exercisable within 60 days.

(17)	Includes 112,000 shares subject to options exercisable within 60 days.

(18)	Includes 839,927 shares subject to options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and holders of more than 10% of the Class A shares are required under regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review by the Company of copies of these reports filed with the SEC and written representations furnished to the Company by its officers and directors, all of the persons subject to the Section 16(a)

reporting requirements filed the required reports on a timely basis with respect to fiscal year 2015. The Company believes that all of the transactions referenced herein have now been reported on Form 4 and Form 5.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2016 Annual Meeting of Shareholders must be forwarded in writing and received at the principal executive offices of the Company no later than March 28, 2016, directed to the attention of the Secretary, to be considered for inclusion in the Company’s Proxy Statement for that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

The Company will bear the cost of this solicitation of proxies. In addition to solicitation by mail, employees of the Company may solicit proxies by telephone, in writing or in person. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for any reasonable expense in forwarding the material.

Copies of the 2015 Annual Report of the Company are being mailed to shareholders together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from Pat McManus, Investor Relations, 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305.

Pursuant to SEC rules, we may send a single annual report or proxy statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” Each shareholder subject to householding will continue to receive a separate proxy card or voting instruction card. We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Pat McManus, Investor Relations, 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 or call (404) 364-7615. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2015, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS BENEFICIALLY OR OF RECORD AT THE CLOSE OF BUSINESS ON JULY 2, 2015, ON REQUEST TO PAT McMANUS, INVESTOR RELATIONS, 470 EAST PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305.

By Order of the Board of Directors,

James R. McGuone, Secretary

Atlanta, Georgia

July 27, 2015

Appendix A

American Software, Inc.

2011 Equity Compensation Plan

1. Purpose of the Plan. The purpose of the 2011 Equity Compensation Plan (the “Plan”) is to aid American Software, Inc., a Georgia corporation (“Company”), and its Affiliates (defined below) in recruiting and retaining key employees, directors, consultants and other service providers of outstanding ability and to motivate such employees, directors, consultants and other service providers to exert their best efforts on behalf of Company and its Affiliates by providing incentives through the granting of Awards (defined below). Company expects that it will benefit from the added interest which such key employees, directors, consultants and other service providers will have in the welfare of Company as a result of their proprietary interest in Company’s success.

2. Definitions. The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:

“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

“Affiliate” means with respect to Company, any entity directly or indirectly controlling, controlled by, or under common control with, Company or any other entity designated by the Board in which Company or an Affiliate has an interest.

“Award” means an Option or Stock Appreciation Right granted pursuant to the Plan.

“Board” means the Board of Directors of Company.

“Change of Control” means any event which is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) or any subsequent regulation or authoritative governmental interpretation of Section 409A(a)(2)(A)(v) of the Code, including any amendments thereto. To the extent consistent with such definition, a “Change of Control” means a transaction or a series of transactions occurring within any single 12-month period in which:

(i) any one Person, or more than one Person acting as a group, acquires ownership of stock of Company that, together with stock held by such Person or group, constitutes Majority Shareholder Voting Power, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition;

(ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii) any one Person, or more than one Person acting as a group, other than a Person or group of persons that is related to Company, acquires assets from Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all of the assets of Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

Notwithstanding the foregoing, a “Change in Control” shall not include any transaction or a series of transactions in which the Class B Common Shares of the Company held by any person holding such shares as of the Effective Date are transferred to one or more members of his immediate family, to an entity controlled by any such family member or members or a trust for the benefit of any such family member or members. Further, a “Change in Control” shall not include any transaction or a series of transactions in any acquisition of stock or assets by a Person who owns Majority Shareholder Voting Power prior to such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” means the Stock Option Committee of the Board, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated full or partial power to act under or pursuant to the provisions of the Plan.

“Company” has the meaning set forth in Section 1.

“Disability” means Disability as defined for purposes of Section 409A of the Code. In a dispute, the Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

“Effective Date” means May 17, 2010 (the date the Board approved the Plan). The effectiveness of the Plan and the validity of any and all Awards granted hereunder are contingent upon approval of the Plan by the requisite vote of the shareholders of Company in a manner which complies with Section 422(b)(1) of the Code, the requirements of any national securities exchange on which such Shares are listed or admitted to trading and the provisions of the corporate charter, bylaws and applicable state law of Company.

“Employment” means (i) a Participant’s employment if the Participant is an employee of Company or any of its Affiliates, (ii) a Participant’s service as a consultant or other service provider, if the Participant is a consultant or other service provider to Company or its Affiliates, and (iii) a Participant’s service as an non-employee director, if the Participant is a non-employee member of the Board.

“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which such Shares are listed or admitted to trading, or, (ii) if the Shares are not listed or admitted to trading or quotation on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or (iii) if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith pursuant to the reasonable application of a reasonable valuation method under Treasury Regulation Section 1.409A-1(b)(5)(iv)(B). With respect to (i) and (ii) above, if no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

“ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(d).

“Majority Shareholder Voting Power” means either (i) with respect to the election of members of the Board by the shareholders of Company, the ability to elect a majority of the Board, or (ii) with respect to all other matters, more than 50% of the total voting power of the stock of Company, in both cases taking into account the relative voting power of the Shares and Company’s Class B Common Shares.

“Option” means a stock option granted pursuant to Section 6.

“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

“Participant” means an employee, director, consultant or other service provider of Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

“Permitted Holder” means, as of the date of determination, any and all of an employee benefit plan (or trust forming a part thereof) maintained by (i) Company, or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by Company.

“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

“Plan” has the meaning set forth in Section 1.

“Shares” means Company’s Class A Common Shares.

“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Shares Subject to the Plan. Subject to Section 8, the total number of Shares which may be issued under the Plan is 2,500,000 and the maximum number of Stock Appreciation Rights that may be granted is 500,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards that terminate or lapse without the payment of consideration may be granted again under the Plan.

4. Administration. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or advisable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by Company, any of its Affiliates or any of their respective predecessors, or any entity acquired by Company or with which Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, vesting or grant of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (i) delivery in Shares, or (ii) having Shares withheld by Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes.

5. Limitations. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options. Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of

Options granted in assumption or substitution of previously granted awards, as described in Section 4; provided that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)).

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. Each Award agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award agreements, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by Company and, if applicable, the date payment is received by Company pursuant to clause (i), (ii), (iii), (iv) or (v) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to Company to the extent permitted by law, (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in Shares (as described in (ii) above), (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased plus any and all federal, state, or local taxes and any other levies of any kind required by law to be deducted or withheld with respect to the exercise of the Option, or (v) to the extent the Committee shall approve in the Award agreement, through “net settlement” in Shares. In the case of a “net settlement” of an Option, Company will not require a cash payment of the Option Price of the Option set forth in the Award agreement, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price set forth in the Award agreement. With respect to any remaining balance of the aggregate Option Price, Company shall accept a cash payment. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan. In no event shall any member of the Committee, Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7. Terms and Conditions of Stock Appreciation Rights.

(a) Grants. The Committee may also grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of a Stock Appreciation Right granted in assumption or substitution of previously granted awards, as described in Section 4; provided that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)); provided, however, that, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to Company the unexercised Option, or any portion thereof, and to receive from Company in exchange therefor an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the greater of the exercise price per Share or the Option Price per Share, multiplied by (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date on which a notice of exercise is received by Company shall be the exercise date. Payment shall be made in cash as set forth in the Award agreement. Stock Appreciation Rights may be exercised from time to time upon actual receipt by Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.

(c) Limitations. The Committee may impose, in its sole discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may determine, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8. Adjustments upon Certain Events. Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders of Shares (other than regular cash dividends) or any similar event, the Committee without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 15), as to the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 or pursuant to outstanding Awards; provided that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.

(b) Change of Control. In the event of a Change of Control (or similar corporate transaction, whether or not including any Permitted Holder) after the Effective Date, the Committee may (subject to Section 15), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (ii) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, or (iv) provide that for a period of at least 10 days prior to the Change of Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change of Control, such Options shall terminate and be of no further force or effect. For the avoidance of doubt, pursuant to (ii) above, the Committee may cancel Options and Stock Appreciation Rights for no consideration if the aggregate Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights is less than or equal to the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights.

9. No Right to Employment or Awards. The granting of an Award under the Plan shall impose no obligation on Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect Company’s or any of its Affiliates’ right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10. Successors and Assigns. The Plan shall be binding on all successors and assigns of Company and the Participants, including, without limitation, the estate of each such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or any other representative of the Participant’s creditors.

11. Nontransferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

12. Amendments or Termination. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of Company, would (except as is provided in Section 8) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, or (b) without the consent of a Participant, would materially adversely impair any of the rights under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to Company or any Participant).

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision herein to the contrary, in the event the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

13. Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflicts of laws.

14. Effectiveness of Plan. The Plan shall be effective as of the Effective Date, subject to the approval of Company’s shareholders, as provided in Section 2 in the definition of “Effective Date.”

15. Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, Company will make such payment or delivery of Shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Shares in respect of any Award subject to Section 409A of the Code that is linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from Company and its Affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. Company shall use commercially reasonable efforts to implement the provisions of this Section 15 in good faith; provided that neither Company, the Committee nor any of Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 15.

FIRST AMENDMENT TO THE

AMERICAN SOFTWARE, INC.

2011 EQUITY COMPENSATION PLAN

1. Section 3 of the Plan is removed and replaced with the following:

“Subject to Section 8, the total number of Shares which may be issued under the Plan is 3,700,000 and the maximum number of Stock Appreciation Rights that may be granted is 500,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards that terminate or lapse without the payment of consideration may be granted again under the Plan.”

2. This Amendment was approved by the Board of Directors on May 15, 2013, and by the shareholders of the Company on August 19, 2013.

3. Except as amended herein, the Plan shall remain in full force and effect.

4. All capitalized terms used and not otherwise defined in this Amendment have the same meanings ascribed to them in the Plan.

SECOND AMENDMENT TO THE

AMERICAN SOFTWARE, INC.

2011 EQUITY COMPENSATION PLAN

WHEREAS, American Software, Inc. (the “Company”) has previously adopted the American Software, Inc. 2011 Equity Compensation Plan, as amended (the “Plan”), reserving the right therein to amend the Plan; and

WHEREAS, the Board of Directors of the Company has deemed it advisable and in the best interest of the Company that the Plan be amended to increase the number of shares of Common Stock of the Company which are authorized to be issued under the Plan;

NOW, THEREFORE, subject to the approval of the shareholders of the Company, the Plan is hereby amended as follows:

1. Section 3 of the Plan is removed and replaced with the following:

“Subject to Section 8, the total number of Shares which may be issued under the Plan is 5,000,000 and the maximum number of Stock Appreciation Rights that may be granted is 500,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards that terminate or lapse without the payment of consideration may be granted again under the Plan.”

2. This Amendment is subject to approval by the shareholders of the Company.

3. Except as amended herein, the Plan shall remain in full force and effect.

4. All capitalized terms used and not otherwise defined in this Amendment have the same meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, the undersigned has executed this Amendment, effective as of May 13, 2015.

AMERICAN SOFTWARE, INC.

By:	/s/ James R. McGuone
James R. McGuone, Secretary

THIRD AMENDMENT TO THE

AMERICAN SOFTWARE, INC.

2011 EQUITY COMPENSATION PLAN

WHEREAS, American Software, Inc. (the “Company”) has previously adopted the American Software, Inc. 2011 Equity Compensation Plan, as amended (the “Plan”), reserving the right therein to amend the Plan; and

WHEREAS, the Board of Directors of the Company has deemed it advisable and in the best interest of the Company that the Plan be amended to require shareholder approval prior to the repricing of previously granted awards;

NOW, THEREFORE, subject to the approval of the shareholders of the Company, the Plan is hereby amended as follows:

1. Section 4 of the Plan is amended by adding the following clause to the end of the fourth sentence:

“, provided, however, that the Committee may not reduce the Option Price per Share of any Award previously granted without the approval of the Shareholders of the Company.”

2. This Amendment is subject to approval by the shareholders of the Company.

3. Except as amended herein, the Plan shall remain in full force and effect.

4. All capitalized terms used and not otherwise defined in this Amendment have the same meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, the undersigned has executed this Amendment, effective as of May 13, 2015.

AMERICAN SOFTWARE, INC.

By:	/s/ James R. McGuone
James R. McGuone, Secretary

0 ■

AMERICAN SOFTWARE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

AUGUST 17, 2015 AT 3:00 P.M.

470 EAST PACES FERRY ROAD, N.E.

ATLANTA, GEORGIA

FOR HOLDERS OF CLASS A COMMON SHARES

The undersigned hereby appoints James C. Edenfield and J. Michael Edenfield, or either of them, attorneys and proxies, each with full power of substitution to vote, in the absence of the other, all Class A Common Shares of AMERICAN SOFTWARE, INC. (the “Company”) held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m. on August 17, 2015, and at any adjournment or adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the proposals stated on the reverse side, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

■ 1.1	(Continued and to be signed on the reverse side.)	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN SOFTWARE, INC.

August 17, 2015

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at https://materials.proxyvote.com/029683

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided i

¢	20330300303000000000 7	081715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

Proposal 1 – Election of Class A Directors. Three Class A Directors to be elected:				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O W. Dennis Hogue O Dr. John J. Jarvis O James B. Miller, Jr.		Proposal 2 – Advisory Vote on Executive Compensation. To approve on an advisory basis the compensation of our named executive officers.	☐	☐	☐

Proposal 3 – Amendment of 2011 Equity Compensation Plan. To approve an increase in the number of Class A Common shares that may be subject to options under the 2011 Equity Compensation Plan from 3,700,000 shares to 5,000,000 shares.

				☐	☐	☐
			Proposal 4 – Amendment of 2011 Equity Compensation Plan. To approve the requirement of shareholder approval prior to the repricing of previously granted awards.	☐	☐	☐
INSTRUCTIONS To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			Proposal 5 – Ratification of Accounting Firm. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2016.	☐	☐	☐

THE CLASS A SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER ON THE REVERSE OF THIS PROXY CARD OR, IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ¢	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢